Department Stores National Bank
701 E. 60th Street North
Sioux Falls, South Dakota 57104

                                   May 30, 2008

Macy's, Inc, (fka Federated Department Stores, Inc.)
7 West Seventh Street
Cincinnati, Ohio 45202
Attention:  General Counsel

FDS Bank
9111 Duke Boulevard
Mason, Ohio 45040
Attention:  President

Macy's Credit and Customer Services, Inc. (fka FACS Group, Inc.)
9111 Duke Boulevard
Mason, Ohio 45040
Attention:  President

Ladies and Gentlemen:

            Reference is made to the Credit Card Program Agreement, dated as of June 1, 2005 (as amended, supplemented or otherwise modified from time to time, the "Program Agreement"), by and among Macy's, Inc. (fka Federated Department Stores, Inc.), a Delaware corporation, ("Macy's, Inc."), FDS Bank, a federally-chartered stock savings bank ("FDS Bank"), Macy's Credit and Customer Services, Inc. (fka FACS Group, Inc.), an Ohio corporation ("MCCS", FDS Bank, Macy's Department Stores, Inc., an Ohio corporation ("Macy's"), Bloomingdale's, Inc., an Ohio corporation ("Bloomingdale's") (collectively the "Macy's Companies"), and Citibank, N.A., a national banking association ("Bank"), the interest of which under the Program Agreement was subsequently assigned to Department Stores National Bank ("DSNB").  Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Program Agreement.

            Consistent with our recent discussions, DSNB and the Macy's Companies wish to revise the Program Agreement in certain respects. This restated letter is effective as of March 22, 2007 (the "Letter Agreement"), and sets forth below our understanding of the revisions to which the parties have agreed.

1.         Schedule 4.8(a)(IV)(c) - (d) is hereby amended by deleting the same in its entirety and substituting the attached new Schedule 4.8(a)(IV)(c) - (d) in its place.

2. Except as expressly amended by this Letter Agreement, the Program Agreement, as previously amended, remains unchanged.

3.         Counterparts; Facsimile. This Letter Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Letter Agreement, it shall not be necessary to produce or account for more than one such counterpart.  Any facsimile of an executed counterpart shall be deemed an original.

4.         The agreements of the parties set forth herein shall have the same effect as if approved by the unanimous approval of the Operating Committee pursuant to Article III of the Program Agreement.

[Remainder of Page Intentionally Left Blank]

Please acknowledge your agreement with the foregoing by executing this Letter Agreement as indicated below.

                                                                              Very truly yours,

                                                                              DEPARTMENT STORES NATIONAL BANK

By:   /s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title: Citi Cards
         Vice President and Chief Fin. Officer
          Sioux Falls, SD

Agreed to by:

MACY'S, INC. (fka Federated Department Stores, Inc.)

By:   /s/  Dennis J. Broderick
Name:  Dennis J. Broderick
Title:  SVP, General Counsel & Secretary

FDS BANK

By:   /s/  Teresa Huxel
Name: Teresa Huxel
Title:  President

MACY'S CREDIT AND CUSTOMER SERVICES, INC. (fka FACS Group, Inc.)

By:   /s/  Teresa Huxel
Name:  Teresa Huxel
Title:  SVP & CFO

MACY'S DEPARTMENT STORES, INC.

By:   /s/  Dennis J. Broderick
Name: Dennis J. Broderick
Title:  President

BLOOMINGDALE'S, INC.

By:   /s/ Dennis J. Broderick
Name:   Dennis J. Broderick
Title:   Vice President

SCHEDULE 4.8(a)(IV)(c) - (d)

"(c)      'Assumed Redemption Percentage' means (i) until February 3, 2007, the percentage set forth for each Cardholder Level listed below, and (ii) thereafter prior to each Subsequent Year, the parties shall mutually agree upon both a redemption percentage (or percentages) and whether such percentage(s) shall be applied at the Macy's retail division or Cardholder Level for such Subsequent Year (which percentage(s)  may, in the parties' discretion, be determined by consideration of such factors as actual performance and projected trends).

%	Cardholder Level	%	Cardholder Level
92%	Macy's Elite Visa	92%	Bloomingdale's Ultimate Premier Visa
92%	Macy's Platinum Visa	92%	Bloomingdale's Premier Visa
73%	Macy's Gold Visa

'Prior Review Year' means any period of time which the parties review for actual redemption performance.

'Reward Redemption Settlement Sheet' means a settlement sheet on which the parties make the true-up described below in this subsection (d), including, if chosen by the parties, the Year End Settlement Sheet.

'Subsequent Year' means any period of time for which the parties set new redemption percentages.

(d) When the parties set redemption percentages for any Subsequent Year which commences on or after February 4, 2007, the parties shall also decide whether, for that Subsequent Year, the new redemption percentages shall apply to Cardholder Levels or shall apply to Macy's retail divisions.

If, as of the end of any Prior Review Year, the actual redemption percentage for any Cardholder Level or Macy's retail division (as the case may be) exceeds the Assumed Redemption Percentage for such Prior Review Year, the Reward Redemption Settlement Sheet shall indicate the amount of excess, and Bank shall make a payment to Macy's equal to the amount of such excess multiplied by the aggregate amount of Earned Rewards in respect of such Cardholder Level or Macy's retail division in such Review Year, which will be included in the Program P&L solely with respect to General Purpose Accounts.   If, as of the end of any Prior Review Year, the actual redemption percentage for any Cardholder Level or Macy's retail division (as the case may be) is less than the Assumed Redemption Percentage for such Prior Review Year, the Reward Redemption Settlement Sheet shall indicate the amount of such difference, and Macy's shall make a payment to Bank equal to the amount of such difference multiplied by the aggregate amount of Earned Rewards in respect of such Cardholder Level or Macy's retail division in such Prior Review Year, which will be included in the Program P&L solely with respect to General Purpose Accounts. "